UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana		46808
(Address of Principal Executive Offices)		(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Vera Bradley, Inc. (the “Company”) approved the fiscal 2013 Annual Incentive Compensation Plan (the “Annual Plan”) and equity awards to certain officers and directors under the FY13 Restricted Stock Unit/Performance Unit Terms and Conditions (the “LTI Plan”). Both the Annual Plan and the LTI Plan were adopted pursuant to the Vera Bradley, Inc. 2010 Equity and Incentive Plan.

Annual Plan

Under the Annual Plan, certain management employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, the Chief Executive Officer and the other named executive officers.

If the Company meets certain specific net revenue and net income targets established by the Compensation Committee for fiscal 2013, the individuals are eligible for a cash payment under the Annual Plan based on their respective fiscal 2013 gross base salary (before taxes and deductions).

The Annual Plan provides for three levels of performance: threshold, target, and excellence. The following table sets forth each named executive officer’s threshold, target, and excellence annual bonus opportunities for fiscal 2013, as well as the bonus levels as a percentage of each officer’s fiscal 2013 gross base salary.

Name	Fiscal 2013 Base Salary	Fiscal 2013 Threshold Bonus Opportunity	Fiscal 2013 Target Bonus Opportunity	Fiscal 2013 Excellence Bonus Opportunity	Fiscal 2013 Threshold/Target/ Excellence Bonus as a Percentage of Eligible Earnings
Michael C. Ray	$598,624	$224,484	$448,968	$897,936	37.5% / 75% / 150%
Jeffrey A. Blade	$375,544	$93,886	$187,772	$375,544	25% / 50% / 100%
Jill A. Nichols	$282,932	$70,733	$141,466	$282,932	25% / 50% / 100%
Kimberly F. Colby	$406,796	$101,699	$203,398	$406,796	25% / 50% / 100%
Matthew C. Wojewuczki	$381,836	$95,459	$190,918	$381,836	25% / 50% / 100%

The Annual Plan is intended to comply with the performance-based compensation exception under section 162(m) of the Internal Revenue Code of 1986. As a result, the Compensation Committee must certify the attainment of the performance goals established before the payouts.

LTI Plan

The LTI Plan provides for granting equity awards to certain management employees of the Company, including, but not limited to, the Chief Executive Officer and the other named executive officers. The individuals received grants of both restricted stock units which vest over time, as well as performance restricted stock units which only vest upon the achievement of certain financial goals (described below).

Time-Based Restricted Stock Units

Eligible individuals were granted restricted stock units (the “RSUs”) which are subject to time-based vesting. The time-based RSUs vest and settle in common shares, on a one-for-one basis, in installments on each of the first three anniversaries of the grant date. Vesting of the RSUs will be accelerated upon death or disability, upon retirement on a pro rata basis, or upon the occurrence of a change in control, as defined in the award agreement.

Grants were made on March 27, 2012, to the following individuals in the following amounts:

Named Executive Officer	Number of RSUs
Michael C. Ray	10,105
Jeffrey A. Blade	3,043
Jill A. Nichols	2,292
Kimberly F. Colby	3,296
Matthew C. Wojewuczki	3,094

Performance Restricted Stock Units

The Compensation Committee also established target awards and quantitative performance goals for fiscal years 2013, 2014 and 2015 for performance RSU awards.

Each of the named executive officers has an opportunity to earn between 0% and 200% of a target number of restricted stock units established for his or her position. Actual payouts for the performance RSU awards will be determined after a three-year performance period, and will depend on the Company’s three-year net income growth.

For purposes of these awards, net income growth means the percentage increase in the Company’s net income between fiscal 2012 and 2013; fiscal 2013 and 2014; and fiscal 2014 and 2015. Net income will equal the Company’s consolidated net income, as determined in accordance with U.S. GAAP, adjusted to exclude the effects, as shown on the financial statements furnished as part of Form 8-K (announcing the Company’s fiscal year-end financial results) for each fiscal year of the Company, of (i) any acquisition during the relevant fiscal year, including the amortization expense of intangible assets acquired during the relevant fiscal year; (ii) material charges or income arising from litigation; (iii) corporate restructuring, asset impairment, or other special charges, and (iv) cumulative effect of changes to U.S. GAAP accounting.

After completion of each fiscal year in the performance period, the Compensation Committee will certify the extent to which the performance goals have been met, and will determine the number of restricted stock units that have been earned based on this performance.

Performance RSUs that are earned will vest if the executive remains employed throughout the performance period and will be paid out in fiscal 2016. The earned performance RSUs will convert on a one-for-one basis into the Company’s common stock when they are settled. Vesting of the RSUs will be accelerated upon death or disability, upon retirement on a pro rata basis, or upon the occurrence of a change in control, as defined in the award agreement.

Performance RSUs are intended to comply with the performance-based compensation exception under section 162(m) of the Internal Revenue Code of 1986. As a result, the Committee must certify the attainment of the performance goals established before the payouts will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: March 30, 2012	By:	/s/ Anastacia S. Knapper

Anastacia S. Knapper
Vice President—General Counsel, Corporate Secretary